================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): July 12, 2000


                             FINANCIALWEB.COM, INC
                             ---------------------
               (Exact Name of Registrant as Specified in Charter)


          Nevada                     000-25799              93-1202428
          ------                     ---------              ----------
(State or Other Jurisdiction        (Commission           (IRS Employer
      of Incorporation)             File Number)         Identification No.)


                           201 Park Place, Suite 321
                        Altamonte Springs, Florida 32701
                        --------------------------------
                    (Address of Principal Executive Offices
                              including Zip Code)

                                 (407) 834-4443
                                 --------------
              (Registrant's telephone number, including area code)

================================================================================

Item 4. Changes in the Registrant's Certifying Accountant.

     (a) On July 12, 2000, Deloitte & Touche LLP ("Deloitte & Touche") informed FinancialWeb.com, Inc. (the "Company") that it was resigning effective immediately as the Company's independent auditors. The Company's Board of Directors and Audit Committee has commenced the selection process for a new independent auditor but has not engaged one as of the date hereof.

         Deloitte & Touche's audit report on the consolidated financial statements of the Company as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, expressed an unqualified opinion and included an explanatory paragraph related to the Company's continuation as a going concern. Deloitte & Touche's resignation was not requested or acted upon by the Company's Board of Directors or the Audit Committee.

         In connection with the audits of the Company's consolidated financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, and during the subsequent interim period through the date of Deloitte & Touche's resignation, there have been no disagreements with Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in its report on the Company's financial statements.

         On a conference call with the Company on or about July 12, 2000, Deloitte & Touche informed the Company that in connection with the audits of the Company's consolidated financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, Deloitte & Touche concluded that the Company's lack of adequate systems, controls, and personnel necessary to timely prepare internal and external financial statements in conformity with generally accepted accounting principles was a reportable condition in the Company's internal controls as defined by generally accepted auditing standards. The Company engaged Deloitte & Touche, among other things, to help the Company address areas of weakness in its internal controls as part of the audit process for the periods mentioned above.

         Also on the July 12, 2000 conference call with the Company, Deloitte & Touche informed the Company that due to allegations of conduct to fraudulently inflate the price of the Company's stock raised in a Federal indictment released on June 14, 2000 of Glenn B. Laken, a shareholder of and consultant to the Company (the "Indictment"), Deloitte & Touche believed the Audit Committee should conduct an investigation into (i) whether any of the Company's officers, directors or employees had been involved in any of the activities alleged in the Indictment and, if so, (ii) whether the Company's consolidated financial statements, including disclosures or possible missing disclosures, may be materially misstated. Although the Company was not charged in the Indictment, nor to the Company's knowledge, was it ever a target of the investigation leading to the Indictment, the day following the announcement of the Indictment, the Company's, Audit Committee commenced its own inquiry into whether any of the Company's officers, directors or employees had been involved in any of the illegal activities alleged in the Indictment. In fact, the Audit Committee's inquiry was substantially completed prior to the July 12, 2000 conference call with Deloitte & Touche. Based on its inquiry, the Audit Committee believes that there was no complicity by the Company or any of its officers, directors or employees in the illegal activities alleged in the Indictment.

         The Company has requested that Deloitte & Touche furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte & Touche agrees with the above statements contained in this Current Report on Form 8-K. A copy of such letter shall be filed as an amendment to this Current Report on Form 8-K.

Item 5. Other Events.

         Leonard von Vital informed the Company of his resignation as the Chief Financial Officer effective July 28, 2000 in order to pursue another opportunity. The Company has commenced a search for a new Chief Accounting Officer.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2000                FINANCIALWEB.COM, INC.


                                    By: /s/Kevin Leininger
                                        ------------------------
                                        Chief Executive Officer and President